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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                           CONSTELLATION BRANDS, INC.


                             Underwriting Agreement

                                                              New York, New York
                                                              September 25, 2001


Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY  10013

Ladies and Gentlemen:

                  The persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to Salomon Smith Barney Inc. (the "Underwriter") the number of shares of Class A Common Stock, $.01 par value ("Common Stock"), of Constellation Brands, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), set forth in Schedule I hereto (said shares to be issued and sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"). The Company proposes to grant to the Underwriter an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The term "Selling Stockholder" shall mean either the singular or the plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be (the "Incorporated Documents"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 16 hereof.

                  1.  Representations and Warranties.

                  (a) The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1(a):

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                                      -2-

                  (i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including related basic prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to the Underwriter. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                 (ii) On the Effective Date the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the
                                               --------  -------

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                                      -3-


         Company makes no representations or warranties as to the information con tained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                (iii) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock (including the Underwritten Securities) have been duly and validly authorized and issued and are fully paid and nonassessable; the Option Securities have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities are authorized for trading on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and, except as set forth in the Final Prospectus, the Incorporated Documents or the Company's UK Sharesave Scheme, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                 (iv) Except as set forth in the Registration Agreement dated September 4, 2001, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (v) The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (vi) The Company and each of its consolidated subsidiaries (the "Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own their properties and conduct their respective businesses as described in the Final Prospectus and are duly qualified to transact business as foreign corporations in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of

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                                      -4-

         their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and the Subsidiaries considered as a whole (a "Material Adverse Effect"); the Company had at the dates indicated an authorized capitalization as set forth in the Final Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock that the Company owns (directly or indirectly) of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims (collectively, "Liens") except for the Liens under the Credit Agreement dated as of October 6, 1999, as amended by Amendment No. 1 thereto on February 13, 2001, Amendment No. 2 thereto on May 16, 2001 and Amendment No. 3 thereto on September 7, 2001, between the Company, the guarantors named therein, the lenders signatory thereto, and The Chase Manhattan Bank, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and Credit Suisse First Boston and Citicorp USA, Inc., as Co-Documentation Agents (the "Credit Agreement"). Neither the Company nor any Subsidiary is in violation of its respective charter or bylaws and neither the Company nor any of the Subsidiaries is in default (nor has any event occurred that with notice, lapse of time or both would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company or any Subsidiary where such violation or default would have a Material Adverse Effect.

                (vii) The Company has full power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any Lien upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms of, (A) the Credit Agreement and any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or to which any of them or any of their respective properties is subject, (B) the charter or bylaws of the Company or any Subsidiary, as the case may be, or (C) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any

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                                      -5-


         of the Subsidiaries or any of their respective properties or assets except, with respect to clauses (A) and (C) of this Section 1(a)(vii), for any conflict, breach, violation, default or Lien that would not have a Material Adverse Effect.

               (viii) The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company and is the valid and legally binding agreement of the Company.

                 (ix) Except as described or referred to in the Final Prospectus, there is not pending, or to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or might materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Final Prospectus, including ordinary routine litigation incidental to the business, would not, in the aggregate, result in a Material Adverse Effect.

                  (x) Arthur Andersen LLP are independent certified public accountants with respect to the Company and the Subsidiaries, within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements of the Company (including the related notes) included in or incorporated by reference in the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby and present fairly the financial position of the Company and its Subsidiaries at the respective dates indicated and the results of their operations, cash flows and statements of stockholders' equity for the respective periods indicated. The financial information included in or incorporated by reference in the Final Prospectus and relating to the Company and the Subsidiaries is derived from the accounting records of the Company and the Subsidiaries and presents fairly the information purported to be shown thereby. The other historical financial and statistical information and data included in the Final Prospectus or in the Incorporated Documents presents fairly, in all material respects, the information purported to be shown thereby.


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                                      -6-

                 (xi) Except as described in or contemplated by the Final Prospectus, subsequent to May 31, 2001, (i) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect, and (ii) there has not been any change in the capital stock (other than as a result of the exercise of the Company's outstanding stock options, purchases under the Company's 1989 Employee Stock Purchase Plan, as amended, any purchases under the Company's UK Sharesave Scheme, any repurchases by the Company under its Stock Repurchase Program or as a result of the conversion of the Company's Class B Common Stock (par value $.01 per share) into Common Stock) or any net increase in long-term debt of the Company or any of the Subsidiaries (other than borrowings or repayments under the revolving portion of the Credit Agreement), or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole.

                (xii) Each of the Company and the Subsidiaries has good and marketable title to all properties and assets as described in the Final Prospectus as owned by it free and clear of all Liens, except as provided under the Credit Agreement and such as are described in the Final Prospectus or do not interfere with the use made and proposed to be made of such properties and assets by the Company and the Subsidiaries and would not individually or in the aggregate result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries holds properties described in the Final Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

               (xiii) Each of the Company and the Subsidiaries owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Final Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Material Licenses"); all of the Material Licenses are valid and in full force and effect, except where the invalidity of such Material Licenses or the failure of such Material Licenses to be

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                                      -7-


         in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of the Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Material Licenses which would, individually or in the aggregate, have a Material Adverse Effect.

                (xiv) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict would have a Material Adverse Effect.

                 (xv) None of the Company or any of the Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                (xvi) None of the Company or any of the Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (xvii) Except as described in the Final Prospectus, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of the Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment resulting from the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against any of them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein,

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                                      -8-

         "Environmental Laws" means any foreign, federal, state or local law or regulation applicable to the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

              (xviii) No relationship, direct or indirect, exists between or among the Company and the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is not described in the Final Prospectus or incorporated therein by reference which would have a Material Adverse Effect.

                (xix) No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, is imminent that, in either case, would have a Material Adverse Effect.

                 (xx) Except as disclosed in the Final Prospectus, all U.S. federal income tax returns and all foreign tax returns of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All other corporate franchise and income tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, federal, state or local laws have been filed, except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

                (xxi) Each of the Company and the Subsidiaries maintains (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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                                      -9-

               (xxii) The Company and each of the Subsidiaries is in compliance with, and none of such entities has received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of the Subsidiaries to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, result in a Material Adverse Effect.

              (xxiii) The issuance, sale or delivery of the Securities will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

               (xxiv) Each of the Company and the Subsidiaries is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to any such entity on a particular date, that on such date (A) the fair market value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (B) assuming the sale of the Securities as contemplated by this Agreement and as described in the Final Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (C) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such entity does not have unreasonably small capital.

                (xxv) Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Subsidiary or the Underwriter for a brokerage commission, finders' fee or like payment in connection with the offering and sale of the Securities.

               (xxvi) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter at or prior to the Closing Date pursuant to any section of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.


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                                      -10-

                  (b) Each Selling Stockholder, severally but not jointly, represents and warrants to, and agrees with, the Underwriter that:

                  (i) Such Selling Stockholder is, or prior to the Closing will be, the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all Liens and has, or prior to the Closing will have, duly endorsed such Securities in blank, and, assuming that the Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), the Underwriter that shall purchase such Securities to be delivered on the Closing Date to The Depository Trust Company or other securities intermediary (assuming such are securities intermediaries within the meaning of Section 8-102(14) of the UCC) by making payment therefor as provided herein, and that shall have such Securities credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriter maintained by The Depository Trust Company or such other securities intermediary, shall acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities, and, to the extent governed by the UCC, no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the UCC) may be properly asserted against the Underwriter with respect to such Securities.

                 (ii) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (iii) Such Selling Stockholder has been duly formed and is validly existing as a partnership or a limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization, with full power and authority (partnership or limited liability company, as the case may be, and other) to consummate the transactions contemplated hereunder and is duly qualified to transact business as a foreign partnership or limited liability company, as the case may be, in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of such Selling Stockholder.

                 (iv) The execution and delivery of this Agreement by such Selling Stockholder have been duly authorized by all necessary partnership or limited liability company, as the case may be, action, and this Agreement has been duly executed and delivered by such Selling Stockholder and is the valid and legally binding agreement of such Selling Stockholder.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body ("Approval") is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such Approvals as may have been obtained under the Act and such Approvals as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other Approvals as have been obtained.

                 (vi) Such Selling Stockholder has full power and authority to enter into this Agreement. Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under, any law or the partnership agreement or limited liability company operating agreement, as the case may be, of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

                (vii) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities in contravention of applicable law.

               (viii) In respect of any statements in or omissions from the Registration Statement or the Final Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes to the Underwriter under Section 1(a)(ii) hereof.

                  Any certificate signed by any Selling Stockholder or any officer of any Selling Stockholder (or any person performing a similar function) and delivered to the Underwriter or to counsel for the Underwriter at or prior to the Closing Date pursuant to any Section of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter, as to matters covered thereby.

                  2.  Purchase and Sale.

                  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $37.394 per share, the number of the Underwritten Securities set forth in Schedule I hereto.



                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 322,500 Option Securities at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written notice by the Underwriter to the Company setting forth the number of shares of the Option Securities as to which the Underwriter is exercising the option and the Settlement Date.

                  3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter, the Company and the Selling Stockholders (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Selling Stockholders and the Company (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) by wire transfer payable in same-day funds to accounts specified by the Selling Stockholders and the Company (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date). Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from such Selling Stockholder, and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

                  The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Option Securities to be purchased by it from the Company, and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the Settlement Date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus.

                  5.  Agreements.

                  (a)      The Company agrees with the Underwriter that:

                  (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

                (iii) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (iv) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriter may reasonably request. Unless otherwise agreed, the Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and, unless otherwise agreed, the Company will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                 (vi) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; provided, however, that the Company may issue and sell Common Stock pursuant to any stock option plan, stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time (including pursuant to a registration statement on Form S-8 filed after the Execution Time relating to shares of Common Stock to be issued under such employee stock option plans, stock ownership plans or dividend reinvestment plans) and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                (vii) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (b) Each Selling Stockholder agrees with the Underwriter that:

                  (i) Such Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, other than shares of Common Stock disposed of as bona fide gifts; provided however, that the
                                                      -------- -------
         recipient of such Common Stock agrees in writing to be bound by the terms of this Section 5(b)(i).


                 (ii) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (iii) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery or a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (A) any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder or (B) any new material information relating to the Company or relating to any matter stated in the Final Prospectus which comes to the attention of such Selling Stockholder.

                  6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b)      The Company shall have requested and caused:

                           (i) McDermott, Will & Emery, special counsel for the
                  Company, to have furnished to the Underwriter their written opinion addressed to the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form of Annex I hereto; and


                          (ii) Nixon Peabody LLP, counsel for the Company, to
                  have furnished to the Underwriter their written opinion addressed to the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form of Annex II hereto.

                  (c) The Selling Stockholders shall have requested and caused Lewis Rice and Fingersh, L.C., counsel to R, R, M & C Partners, L.L.C. and Nixon Peabody LLP, counsel to M, L, R & R, to have furnished to the Underwriter their opinions addressed to the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter substantially in the forms of Annex III and Annex IV hereto.

                  (d) The Underwriter shall have received from Cahill Gordon & Reindel, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                         (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).


                  (f) Each Selling Stockholder shall have furnished to the Underwriter a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer or one of the General Partners or managing member of such Selling Stockholder, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the portions of the Registration Statement, the Final Prospectus and any supplement to the Final Prospectus relating to such Selling Stockholder and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (g) The Company shall have requested and caused Arthur Andersen LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to Underwriter), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month periods ended May 31, 2001 and May 31, 2000 and as of May 31, 2001, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

                           (i) in their opinion the audited financial statements
                  included in or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                          (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month periods ended May 31, 2001 and May 31, 2000 and as of May 31, 2001, included in or incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, the Board of Directors and the Audit Committee and the Human Resources Committee of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to May 31, 2001, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included in or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included in or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference in the Registration Statement and the Final Prospectus; and

                                    (2) with respect to the period subsequent to
                           May 31, 2001, there were, at a specified date not more than five days prior to the date of the letter, any changes in capital stock (other than as a result of the exercise of the Company's outstanding stock options, purchases under the Company's 1989 Employee Stock Purchase Plan, as amended, any purchases under the Company's UK Sharesave Scheme, any repurchases by the Company under its Stock Repurchase Program or as a result of the conversion of the Company's Class B Common Stock (par value $.01 per share) into Common Stock), net increase in long-term debt (other than borrowings or repayments under the revolving portion of the Credit Agreement) or any decreases in consolidated net current assets (exclusive of borrowings under the Credit Agreement to fund the acquisition of Ravenswood Winery, Inc.) or stockholders' equity of the consolidated companies as compared with the amounts shown on the May 31, 2001 consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from June 1, 2001, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated net sales or in total or per share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

                         (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Prospectus Supplement Summary -- Summary Historical Consolidated Financial Data" and "Selected Financial Data" in the Final Prospectus, the information included in Items 1, 2, 6, 7, 7A, 8 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001, incorporated by reference in the Registration Statement and the Final Prospectus, agree with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (i) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.


                  (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriter.

                  (l) At the Execution Time, the Selling Stockholders shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each person or entity that is identified on
         Schedule III hereto, addressed to the Underwriter.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel, counsel for the Underwriter, at 80 Pine Street, New York, New York 10005, on the Closing Date.

                  7.  Reimbursement of Expenses.

                  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriter under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.


                  8.  Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter, its officers and directors, each person, if any, who controls the Underwriter and each affiliate of the Underwriter that assists the Underwriter in the distribution of the Securities, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each of the Selling Stockholders, Richard Sands and Robert Sands (each a "Selling Stockholder Indemnifying Party" and, collectively, the "Selling Stockholder Indemnifying Parties") from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or in the Basic Prospectuses, any Preliminary Final Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company (i) in the case of the Underwriter, by or on behalf of the Underwriter specifically for inclusion therein or (ii) in the case of any Selling Stockholder Indemnifying Party, by or on behalf of such Selling Stockholder Indemnifying Party specifically for inclusion therein.

                  (b) Each Selling Stockholder, severally and not jointly, and Richard Sands and Robert Sands, jointly and severally, agrees to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of either Section 15 of the Act or

Section 20 of the Exchange Act, the Underwriter, its officers and directors, each person, if any, who controls the Underwriter and each affiliate of the Underwriter which assists the Underwriter in the distribution of the Securities, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter and the Selling Stockholder Indemnifying Parties, but only from and against such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder Indemnifying Party specifically for inclusion in the documents referred to in Section 8(a).

                  (c) The Underwriter agrees to indemnify and hold harmless each of the Company, its directors, its officers and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder Indemnifying Party to the same extent as the foregoing indemnity from the Company to the Underwriter and the Selling Stockholder Indemnifying Parties but only from and against such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in Section 8(a). The Company and the Selling Stockholder Indemnifying Parties acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by the Underwriter for inclusion in any of the documents referred to in Section 8(a).

                  (d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8, that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter, each affiliate of the Underwriter which assists the Underwriter in the distribution of the Securities and such control persons of the Underwriter shall be designated in writing by the Underwriter, and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company and any such firm for the Selling Stockholder Indemnifying Parties shall be designated by such Selling Stockholder Indemnifying Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (e) If the indemnification provided for in the first, second and third paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, the Underwriter and the Selling Stockholder Indemnifying Parties severally agree to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Underwriter and by the Selling Stockholder Indemnifying Parties (taken as a whole) from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Underwriter and of the Selling Stockholder Indemnifying Parties in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder Indemnifying Parties on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering and sale of the Securities (before deducting expenses) received by the Selling Stockholders and the total underwriting commission received by the Underwriter, in each case as set forth in the table on the cover of the Final Prospectus. The relative fault of the Company, of the Underwriter and of the Selling Stockholder Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Underwriter, or by the Selling Stockholder Indemnifying Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (f) The Company, the Underwriter and each of the Selling Stockholder Indemnifying Parties severally agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall (i) the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) any of the Selling Stockholder Indemnifying Parties be required to contribute any amount in excess of the amount that such party would have been required to pay under
Section 8(b) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (g) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                  (h) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or by or on behalf of the Selling Stockholder Indemnifying Parties and (iii) acceptance of and payment for any of the Securities.

                  (i) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this
Section 8 shall be limited to an amount equal to the public offering price, net of the underwriting discount, of the Securities sold by such Selling Stockholder to the Underwriter. The liability of each of Robert Sands and Richard Sands under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the public offering price, net of the underwriting discount, of the Securities sold by the Selling Stockholders to the Underwriter. The Company and the Selling Stockholder Indemnifying Parties may agree, as among themselves and without limiting the rights of the Underwriter under this agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each of the Selling Stockholder Indemnifying Parties and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (facsimile no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, Attention:
General Counsel; with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (facsimile: (212) 269-5420), Attention: Daniel J. Zubkoff, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company, 300 WillowBrook Office Park, Fairport, New York 14450 (facsimile: (716) 218-2165), Attention: General Counsel; with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606 (facsimile: (312) 984-7700),
Attention: Bernard Kramer, Esq.; or, if sent to any Selling Stockholder Indemnifying Party, will be mailed, delivered or telefaxed to it at the address set forth in Schedule II hereto.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean, collectively, the prospectuses referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration
                  Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

                                     Very truly yours,

                                     CONSTELLATION BRANDS, INC.

                                     By:      /s/ Thomas S. Summer
                                              ----------------------------------
                                            Name:   Thomas S. Summer
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer

                                     R, R, M & C PARTNERS, L.L.C.


                                     By:      /s/ Robert Sands
                                            ------------------------------------
                                            Name:  Robert Sands
                                            Title:  President of R, R, M & C
                                                    Management Corporation, the
                                                    General Partner of R, R, M &
                                                    C Group, L.P., the Manager
                                                    of R, R, M & C Partners,
                                                    L.L.C.

                                     M, L, R & R, a New York general partnership


                                     By:      /s/ Robert Sands
                                            ------------------------------------
                                            Name:  Robert Sands
                                            Title:  General Partner

                                     ROBERT SANDS
                                     (for purposes of Section 8 only)


                                       /s/ Robert Sands
                                     -------------------------------------------
                                     Name:  Robert Sands

                                     RICHARD SANDS
                                     (for purposes of Section 8 only)


                                       /s/ Richard Sands
                                     -------------------------------------------
                                     Name:  Richard Sands

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

SALOMON SMITH BARNEY INC.



By:      /s/  Andrew van der Vord
       ------------------------------
       Name:  Andrew van der Vord
       Title:  Managing Director

                                   SCHEDULE I


Underwriting Agreement dated September 25, 2001

Registration Statement No. 333-63480

Underwriter:  Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:

         Title:  Class A Common Stock, par value $.01 per share

         Number of Underwritten Securities to be sold by the Selling
         Stockholders:  2,150,000

         Number of Option Securities to be sold by the Company:  322,500

         Price to Public per Share (include accrued dividends, if any):   $38.75

         Price to Public -- total:   $83,312,500

         Underwriting Discount per Share:  $1.356

         Underwriting Discount -- total:  $2,915,400

         Proceeds to Selling Stockholders per Share:  $37.394

         Proceeds to Selling Stockholders -- total:  $80,397,100

         Other provisions:  N/A

Closing Date, Time and Location: October 1, 2001 at 9:00 AM at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005

Type of Offering:  Delayed

Date referred to in Section 5(a)(vi) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the
Underwriter: December 24, 2001

Date referred to in Section 5(b)(i) after which the Selling Stockholders may offer or sell securities issued or guaranteed by the Company without the consent of the Underwriter: March 24, 2002.

Modification of items to be covered by the letters from Arthur Andersen LLP, delivered pursuant to Section 6(g), at the Execution Time and/or the Closing Date, as applicable: N/A

                                   SCHEDULE II


                                               Number of Underwritten Securities
Selling Stockholders                                     to Be Sold
--------------------                           ---------------------------------
R, R, M & C PARTNERS, L.L.C.
    c/o Constellation Brands, Inc.
    300 WillowBrook Office Park
    Fairport, New York  14450 ..........................  2,002,002
M, L, R & R
    c/o Constellation Brands, Inc.
    300 WillowBrook Office Park
    Fairport, New York  14450 ..........................    147,998
                                                          ---------

Total...................................................  2,150,000
                                                          =========

                                  SCHEDULE III

George Bresler
Jeananne K. Hauswald
James A. Locke, III
Thomas A. McDermott
Paul L. Smith
Thomas S. Summer
Thomas Mullin
George H. Murray
Peter Aikens
Alexander Berk
Agustin Francisco Huneeus
Jon Moramarco
Richard Sands
Robert Sands
Marilyn Sands
CWC Partnership - I
CWC Partnership - II
Mac & Sally Sands Foundation Incorporated
Marvin Sands Master Trust
Trust for the benefit of the Grandchildren of Marvin and Marilyn Sands

                                                                         ANNEX I

                   Form of Opinion of McDermott, Will & Emery

          (i) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Underwriting Agreement and the transactions contemplated therein.

          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware for the execution, delivery or performance of the Underwriting Agreement and the transactions contemplated therein by the Company except such as (i) have been obtained under the Act and (ii) may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriter (as to which no opinion is required).

          (iii) The execution, delivery and performance of the Underwriting Agreement and the transactions contemplated therein by the Company and the application of the net proceeds from the sale of the Securities in the manner described in the Final Prospectus under the caption "Use of Proceeds" do not and will not (A) conflict with the charter and bylaws of the Company, (B) conflict with, constitute a breach of or a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms of, the Credit Agreement or any other indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties or (D) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of its properties.

          (iv) The Underwriting Agreement and the transactions contemplated therein have been duly authorized by the Company. The Underwriting Agreement and any documents relating to the transactions contemplated therein have been duly executed and delivered by the Company. The Securities have been duly delivered to the Underwriter by the Selling Stockholders.

          (v) The Securities conform in all material respects to the descriptions thereof under the caption "Description of Class A Common Stock" in the Final Prospectus. The statements made in the Final Prospectus under the captions "Certain United States Tax Considerations to Non-United States Holders," insofar as they describe certain matters of law, are accurate in all material respects.

          (vi) Neither the Company nor any Subsidiary is required to register under the Investment Company Act of 1940, as amended (the "1940 Act"), as an "investment company" as such term is defined in the 1940 Act.

          (vii) Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (viii) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the Securities are duly listed and admitted and authorized for trading on the New York Stock Exchange; and the certificates for the Securities are in valid and sufficient form.

          (ix) Except as provided by the Registration Agreement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (x) The Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

         (xi) Assuming that the Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriter that shall purchase such Securities to be delivered on the Closing Date to The Depository Trust Company or other securities intermediary (assuming such are securities intermediaries within the meaning of Section 8-102(14) of the UCC) by making payment therefor as provided herein, and that shall have such Securities credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriter maintained by The Depository Trust Company or such other securities intermediary, shall acquire a security entitlement (within the meaning of Section 8-102(1)(17) of the UCC) to such Securities, and, to the extent governed by the UCC, no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the UCC) may be properly asserted against the Underwriter with respect to such Securities;

                  Such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Subsidiaries and representatives of the independent accountants of the Company and the Underwriter at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed and that although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, and need not make any independent check or verification thereof, except as set forth in paragraph (v) of this form of opinion, based upon the foregoing, no facts came to such counsel's attention to lead such counsel to believe that the Registration Statement, as of the Effective Date or the date the Registration Statement was last deemed amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus (including the documents incorporated therein by reference (except to the extent statements contained in such documents have been modified or superseded by statements contained in the Final Prospectus)), as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not express an opinion or belief as to the financial statements, the notes thereto, schedules and other financial data included therein, or incorporated by reference into, or excluded from, the Final Prospectus.

                  In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

                                                            EXHIBIT I TO ANNEX I



1. Importer Agreement by and between Barton Beers, Ltd. and Extrade, S.A. de C.V. dated as of November 22, 1996.

2. Indenture dated as of December 27, 1993 among the Company, its subsidiaries and Chemical Bank, as trustee, as amended by (i) the First Supplemental Indenture dated as of August 3, 1994 among the Company, Canandaigua West, Inc., and Chemical Bank, as trustee, (ii) the Second Supplemental Indenture dated as of August 25, 1995 among the Company, V Acquisition Corp. (a subsidiary of the Company now known as The Viking Distillery, Inc.), and Chemical Bank, as trustee, (iii) Third Supplemental Indenture dated as of December 19, 1997 among the Company, Canandaigua Europe Limited, Roberts Trading Corp. and The Chase Manhattan Bank, as trustee, (iv) the Fourth Supplemental Indenture dated as of October 2, 1998 among the Company, Polyphenolics, Inc., and The Chase Manhattan Bank, as trustee, (v) the Fifth Supplemental Indenture dated as of December 11, 1998 among the Company, Canandaigua B.V., and The Chase Manhattan Bank, as trustee and (vi) the Sixth Supplemental Indenture dated as of July 28, 1998 among the Company, Barton Canada, Ltd., Simi Winery, Inc., Franciscan Vineyards, Inc., Allberry, Inc., M.J. Lewis Corp., Cloud Peak Corporation, Mt. Veeder Corporation, SCV-EPI Vineyards, Inc. and The Chase Manhattan Bank, as trustee.

3. Indenture with respect to the 8 3/4% Series C Senior Subordinated Notes due 2003 dated as of October 29, 1996 among the Company, its Subsidiaries and Harris Trust and Savings Bank, as trustee, as amended by (i) the First Supplemental Indenture dated as of December 19, 1997 among the Company, Canandaigua Europe Limited, Roberts Trading Corp. and Harris Trust and Savings Bank, (ii) the Second Supplemental Indenture dated as of October 2, 1998 among the Company, Polyphenolics, Inc. and Harris Trust and Savings Bank, (iii) the Third Supplemental Indenture dated as of December 11, 1998 among the Company, Canandaigua B.V. and Harris Trust and Savings Bank and (iv) the Fourth Supplemental Indenture dated as of July 28, 1999, among the Company, Barton Canada Ltd., Simi Winery, Inc., Franciscan Vineyards, Inc., Allberry, Inc., M.J. Lewis Corp., Cloud Peak Corporation, Mt. Veeder Corporation, SCV-EPI Vineyards, Inc. and Harris Trust and Savings Bank, as trustee.

4. Indenture dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, as amended by (i) Supplemental Indenture No. 1 dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, (ii) Supplemental Indenture No. 2 dated as of August 4, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank, as trustee, (iii) Supplemental

         Indenture No. 3 dated as of August 6, 1999 among the Company, the New Guarantors named therein and Harris Trust and Savings Bank, as trustee, and (iv) Supplemental Indenture No. 4, dated as of May 15, 2000 among the Company, as Issuer, its principal operating subsidiaries, as Guarantors and Harris Trust and Savings Bank, as trustee, as further amended by Supplemental Indenture No. 5, dated as of September 14, 2000 by and among the Company, as Issuer, its principal operating subsidiaries as Guarantors and The Bank of New York, as trustee.

5. Indenture dated as of November 17, 1999 among the Company, as Issuer, certain principal subsidiaries, as Guarantors and Harris Trust and Savings Bank, as trustee.

6. Indenture, dated as of February 21, 2001, by and among the Company, certain of the Subsidiaries, and BNY Midwest Trust Company, as Trustee.

7. Registration Agreement, dated as of September 4, 2001, by and among the Company and the stockholders named therein.

8.       Barton Incorporated Management Incentive Plan.

9.       Barton Brands, Ltd. Deferred Compensation Plan.

10.      Marvin Sands Split Dollar Insurance Agreement.

11. Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan, as amended by Amendment Number One to the Long-Term Stock Incentive Plan of the Company, as further amended by Amendment Number Two to the Long-Term Stock Incentive Plan of the Company, as further amended by Amendment Number Three to the Long-Term Stock Incentive Plan.

12. Incentive Stock Option Plan of the Company, as amended by Amendment Number One to the Incentive Stock Option Plan of the Company, as further amended by Amendment Number Two to the Incentive Stock Option Plan of the Company.

13. Annual Management Incentive Plan of the Company, as amended by Amendment Number One to the Annual Management Incentive Plan of the Company.

14. Asset Purchase Agreement dated February 21, 1999 by and among the Company and Diageo Inc., UDV Canada Inc., and United Distillers Canada Inc.

15. Stock Purchase Agreement by and between Canandaigua Wine Company, Inc. and Moet Hennessy, Inc., dated as of April 1, 1999.

16. Stock Purchase Agreement between Franciscan Vineyards, the Selling Shareholders and Selling Stockholders named therein, and Canandaigua Brands, Inc., dated April 21, 1999; Vineyard Purchase Agreement between Canandiagua Brands, Inc. and Eckes Properties, Inc., dated as of April 21, 1999; Vineyard Purchase Agreement between Canandaigua Brands, Inc. and Stonewall Canyon Vineyards, LLC, dated as of April 21, 1999; Grape Purchase Agreement, between Franciscan Vineyards, Inc., Huneeus-Chantre Properties, LLC and Canandaigua Brands, Inc., dated as of June 4, 1999, Guaranty, by Canandaigua Brands, Inc. in favor of Huneeus-Chantre Properties, LLC, dated as of June 4, 1999; Grape Purchase Agreement, between Franciscan Vineyards, Inc. H/Q Vineyards LLC and Canandaigua Brands, Inc.; Guaranty, by Canandaigua Brands, Inc. in favor of H/Q Vineyards LLC, dated as of June 4, 1999; Wine Processing Agreement, between Franciscan Vineyards, Inc., H/Q Wines LLC and Canandaigua Brands, Inc., dated as of June 4, 1999; Guaranty, by Canandaigua Brands, Inc. in favor of H/Q Wines LLC, dated as of June 4, 1999; ACSA Stock Agreement, among Alto de Casablanca S.A., Franciscan Vineyards, Inc. and Asesoria e Inversiones Leo S.A., dated as of June 1, 1999; EVSA Stock Agreement, among Empresas Vitivinicolas S.A., Franciscan Vineyards, Inc. and Asesoria e Inversiones Leo S.A., dated as of June 1, 1999; ACSA Distribution Agreement, by and between Franciscan Vineyards, Inc., Alto de Casablanca S.A., H/Q Wines LLC, International Brand Management, Ltd. and Canandaigua Brands, Inc., dated as of June 4, 1999; Purchase Agreement among Sebastiani Vineyards, Inc., Tuolomne River Vintners Group and Canandaigua Wine Company, Inc., dated as of January 30, 2001.

17. Credit Agreement, dated as of October 6, 1999, as amended by Amendment No. 1 thereto on February 13, 2001, Amendment No. 2 thereto on May 16, 2001 and Amendment No. 3 thereto on September 7, 2001, between the Company, the guarantors named therein, the lenders signatory thereto, and The Chase Manhattan Bank, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and Credit Suisse First Boston and Citicorp USA, Inc., as Co-Documentation Agents.

18. Purchase Agreement, dated as of January 30, 2001, by and among Sebastiani Vineyards, Inc., Tuolomne River Vintners Group and Canandaigua Wine Company, Inc.

19. Agreement and Plan of Merger, dated as of April 10, 2001, by and among Constellation Brands, Inc., VVV Acquisition Corp. and Ravenswood Winery, Inc.

                                                                        ANNEX II

                      Form of Opinion of Nixon Peabody LLP

           (i) Each of the Subsidiaries of the Company listed on Exhibit I attached hereto (the "Subsidiaries") is a corporation duly incorporated, in each case, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Company and each of the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction listed for it on Exhibit II attached hereto. The Company and each Subsidiary has all requisite corporate power to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Final Prospectus. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and was not issued in violation of any preemptive or similar rights of stockholders arising under the corporate law of the state of incorporation of such Subsidiary, the charter or bylaws of such Subsidiary, or, to the best knowledge of such counsel, any agreement to which such Subsidiary is party, and, to the best knowledge of such counsel, is owned by the Company, free and clear of any lien, adverse claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever except for the liens under the Credit Agreement.

          (ii) The execution, delivery and performance of the Underwriting Agreement and the transactions contemplated therein by the Company does not and will not (A) conflict with the charter or bylaws of any Subsidiary, (B) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the State of New York applicable to the Subsidiaries or any of their respective properties, or (C) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to any of the Subsidiaries or any of their respective properties.

         (iii) To the best knowledge of such counsel after due inquiry, except as described or referred to in the Final Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, will individually or in the aggregate result in any material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Subsidiaries taken as a whole or will materially adversely affect the consummation of the transactions contemplated by the Final Prospectus; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Final Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, will not result in a material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Subsidiaries taken as a whole.

          (iv) Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Final Prospectus (collectively, the "Documents"), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, schedules, and other financial data included therein or incorporated by reference therein, or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel's knowledge without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

           (v) The outstanding shares of Common Stock (including the Securities) have been duly and validly authorized and issued and are fully paid and non-assessable; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interest in the Company are outstanding.

                                                           EXHIBIT I TO ANNEX II


                                  Subsidiaries

Subsidiary                                        State of Incorporation
----------                                        ----------------------
Barton Brands, Ltd.                               Delaware
Barton Incorporated                               Delaware
Batavia Wine Cellars, Inc.                        New York
Canandaigua Wine Company, Inc.                    New York
Franciscan Vineyards, Inc.                        Delaware
Barton Canada, Ltd.                               Illinois

                                                          EXHIBIT II TO ANNEX II



Company                                         Foreign Qualifications
-------                                         ----------------------

Canandaigua Brands, Inc.                        New York
                                                California
                                                Florida
                                                Georgia
                                                Michigan
                                                Oklahoma
                                                New Hampshire
                                                North Carolina
                                                New Jersey

Barton Incorporated                             None

Barton Brands, Ltd.                             California
                                                Kentucky
                                                Illinois
                                                Florida
                                                Maine
                                                Oklahoma
                                                New Hampshire
                                                North Carolina
                                                New Jersey
                                                West Virginia

Batavia Wine Cellars, Inc.                      New Jersey

Canandaigua Wine Company, Inc.                  California
                                                Washington
                                                Oregon

Franciscan Vineyards, Inc.                      None

                                                                       ANNEX III

                  Form of Opinion Lewis Rice and Fingersh, L.C.


           (i) The Selling Stockholder has been duly formed, is validly existing and in good standing under the laws of the State of Missouri. The Selling Stockholder has the limited liability company power and authority to execute, deliver and perform all of its obligations under the Underwriting Agreement and the transactions contemplated therein.

          (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder, is valid and binding on the Selling Stockholder and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Securities being sold by such Selling Stockholder hereunder;

         (iii) To such counsel's knowledge, no Approvals are required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may be required under the Act and such Approvals as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other Approvals as have been obtained; and

          (iv) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms the Underwriting Agreement by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under, any statute, rule or regulation known by such counsel to be applicable to such Selling Stockholder or the limited liability company agreement or the operating agreement of such Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

                                                                        ANNEX IV

                        Form of Opinion Nixon Peabody LLP

           (i) The Selling Stockholder has been duly formed, is validly formed and in good standing under the laws of the State of New York. The Selling Stockholder has the partnership power and authority to execute, deliver and perform all of its obligations under the Underwriting Agreement and the transactions contemplated therein.

          (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder, and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Securities being sold by such Selling Stockholder hereunder;

         (iii) To such counsel's knowledge, no Approvals are required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may be required under the Act and such Approvals as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other Approvals as have been obtained; and

          (iv) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms the Underwriting Agreement by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under, any statute, rule or regulation known by such counsel to be applicable to such Selling Stockholder or the partnership agreement of such Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

                                                                       EXHIBIT A

                           [Form of Lock-Up Agreement]

                           Constellation Brands, Inc.
                           --------------------------

                     Public Offering of Class A Common Stock
                     ---------------------------------------

                                                  September 25, 2001

Salomon Smith Barney Inc.
388 Greenwich St.
New York, New York  10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Constellation Brands, Inc., a Delaware corporation (the "Company"), the Selling Stockholders named therein and you, as Underwriter, relating to an underwritten public offering of Class A Common Stock, $.01 par value (the "Common Stock"), of the Company.

                  In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of [90/180]/1/ days after the date of the Underwriting Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts[, provided however, that the recipient of such





----------------------
/1/    Members of the Sands family and their related entities will be 180 days.

Common Stock agrees in writing to be bound by the terms hereof]/2/ and (ii) shares of Common Stock sold upon exercise of stock options pursuant to the Company's Cashless Exercise Program.









-----------------------------
/2/        Clause not to apply to directors.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                                Yours very truly,

                                                -----------------------------
                                                Name:
                                                Address